Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Registration Statement (Form S-8 No. 333-156188) of Altria Group, Inc. of our report dated January 30, 2009, with respect to the consolidated financial statements of UST Inc. as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 included in the Current Report on Form 8-K/A of Altria Group, Inc. filed with the Securities and Exchange Commission on January 30, 2009.

/S/ ERNST & YOUNG LLP

Stamford, CT

November 2, 2009